UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2022

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Klarabergsviadukten 70, Section B, 7th Floor,
Box 70381,
SE-107 24, Stockholm, Sweden
(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	ALV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 15, 2022, Ms. Min Liu notified the Board of her intention to resign from the Board of Directors (the “Board”) of Autoliv, Inc. (the “Company”) which became effective August 18, 2022. Ms. Liu’s decision is not the result of any disagreement with the Company. Ms. Liu’s nomination to the Board had previously been made pursuant to the Cooperation Agreement between the Company and Cevian Capital II GP Limited (“Cevian”) dated March 1, 2019 (the “Cooperation Agreement”).

(d) In accordance with the terms of the Cooperation Agreement, the Board appointed Mr. Gustav Lundgren, Cevian’s designated replacement, on August 18, 2022 to fill the vacancy left by Ms. Liu’s resignation, effective immediately. Mr. Lundgren is a partner of Cevian Capital which he joined in 2006. He holds a Master of Science in Economics and Business Administration from the Stockholm School of Economics.

Mr. Lundgren’s term will expire at the Company’s 2023 Annual Meeting of Stockholders. The Board determined Mr. Lundgren to be an independent director and appointed him to serve on the Audit and Risk Committee.

Mr. Lundgren will enter into an indemnification agreement substantially in the form of the indemnification agreement previously entered into with each of the Company’s existing officers and directors, a form of which has been filed with the SEC as Exhibit 10.6 to Form 10-Q (File No. 001-12933) on October 25, 2019 and incorporated herein by reference. The Company will compensate Mr. Lundgren consistent with its other independent directors in connection with his election to the Board. There are no transactions in which Mr. Lundgren has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Cooperation Agreement, which was filed as Exhibit 10.1 to Form 8-K (file No. 001-12933), filed March 1, 2019 and incorporated herein by reference.

A copy of the press release announcing the resignation of Ms. Liu and the appointment of Mr. Lundgren is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01	Other Events.

Third Quarter Dividend

In a press release dated August 18, 2022, Autoliv announced that the Board declared a quarterly dividend of $0.64 cents per share for the third quarter of 2022. The dividend will be payable on Thursday, September 22, 2022 to the Company stockholders of record on the close of business on Wednesday, September 7, 2022.

A copy of the press release announcing the third quarter dividend is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Autoliv, Inc. dated August 18, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Autoliv, Inc. dated August 18, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Anthony J. Nellis
Name:	Anthony J. Nellis
Title:	Executive Vice President, Legal Affairs and General Counsel

Date: August 18, 2022